Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
Vice President
U.S. Bank National Association
Global Corporate Trust Services
Mailcode:  EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-2292
phone (651) 466-6619
(Name, address and telephone number of agent for service)

DISH DBS Corporation

SEE TABLE OF ADDITIONAL REGISTRANTS

(Issuer with respect to the Securities)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

5.875% Senior Notes due 2024

(Title of the Indenture Securities)

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.
DISH Network L.L.C.	Colorado	84-1114039
DISH Operating L.L.C.	Colorado	20-0715965
Echosphere L.L.C.	Colorado	84-0833457
DISH Network Service L.L.C.	Colorado	84-1195952

*                    The primary standard industrial classification number for each of these Registrants is 4841. The address for each of the additional Registrants is c/o DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112.

FORM T-1

Item 1.                                GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)             Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business.**

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.              A copy of the existing bylaws of the Trustee.***

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of September 30, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-3ASR, Registration Number 333-199995 filed on November 7, 2014.

*** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 10th of December, 2014.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 10, 2014

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2014

($000’s)

9/30/2014
Assets
Cash and Balances Due From Depository Institutions	$6,169,498
Securities	96,412,984
Federal Funds	61,856
Loans & Lease Financing Receivables	244,220,646
Fixed Assets	4,101,858
Intangible Assets	13,291,012
Other Assets	22,775,893
Total Assets	$387,033,747
Liabilities
Deposits	$284,226,575
Fed Funds	1,282,645
Treasury Demand Notes	0
Trading Liabilities	565,781
Other Borrowed Money	42,642,374
Acceptances	0
Subordinated Notes and Debentures	5,023,000
Other Liabilities	12,043,509
Total Liabilities	$345,783,884
Equity
Common and Preferred Stock	18,200
Surplus	14,266,407
Undivided Profits	26,110,078
Minority Interest in Subsidiaries	$855,178
Total Equity Capital	$41,249,863

Total Liabilities and Equity Capital	$387,033,747